ManpowerGroup Second Quarter Results | July 19, 2019 Exhibit 99.2

FORWARD-LOOKING STATEMENT This presentation contains statements, including financial projections, that are forward-looking in nature. These statements are based on management’s current expectations or beliefs, and are subject to known and unknown risks and uncertainties regarding expected future results. Actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the ManpowerGroup Inc. Annual Report on Form 10-K dated December 31, 2018, which information is incorporated herein by reference, and such other factors as may be described from time to time in the Company’s SEC filings. Any forward-looking statements in this presentation speak only as of the date hereof. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

As Reported As Adjusted(1) Q2 Financial Highlights 5% 5% Revenue $5.4B 0% CC 0% CC 10 bps 10 bps Gross Margin 16.2% 37% 12% Operating Profit $131M ($196M as adjusted) 33% CC 7% CC 130 bps 30 bps OP Margin 2.4% (3.7% as adjusted) 3% 13% EPS $2.11 ($2.05 as adjusted) 1% CC 8% CC Consolidated Financial Highlights ManpowerGroup 2019 Second Quarter Results As Adjusted figures exclude (a) the impact of an $80M gain from our acquisition of the remaining interest in our Manpower Switzerland business in Q2 2019, which was recorded in interest and other expenses below operating profit; (b) the impact of goodwill impairment and related tax and other charges of $76M in Q2 2019, of which $66M was recorded in SG&A and $10M was recorded in provision for income taxes; and (c) the impact of restructuring costs of $15M ($12M net of tax) in Q2 2018.

EPS Bridge – Q2 vs. Guidance Midpoint ManpowerGroup 2019 Second Quarter Results

Consolidated Gross Margin Change ManpowerGroup 2019 Second Quarter Results

Growth █ Manpower █ Experis █ ManpowerGroup Solutions █ Right Management █ ManpowerGroup – Total Business Line Gross Profit – Q2 2019(1) (1) Business line classifications can vary by entity and are subject to change as service requirements change. ManpowerGroup 2019 Second Quarter Results

SG&A Expense Bridge – Q2 YoY (in millions of USD) ManpowerGroup 2019 Second Quarter Results This was unfavorably impacted 10 bps due to the effect of currency exchange rates on our business mix. In constant currency, SG&A excluding goodwill impairment and related charges was 13.7% of Revenue. (1)

As Reported Q2 Financial Highlights 1% Revenue $1.0B 3% CC 13% OUP $49M 11% CC 70 bps OUP Margin 4.7% Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs. Americas Segment (19% of Revenue) ManpowerGroup 2019 Second Quarter Results

Revenue Growth - CC Revenue Growth % of Segment Revenue Americas – Q2 Revenue Growth YoY Average Daily Revenue Growth - CC ManpowerGroup 2019 Second Quarter Results

As Reported Excluding Restructuring Costs(1) Q2 Financial Highlights 2% 2% Revenue $2.4B 4% CC 4% CC 1% 0% OUP $124M 7% CC 5% CC 20 bps 10 bps OUP Margin 5.2% Southern Europe Segment (45% of Revenue) Excludes the impact of restructuring costs of $2.3M in Q2 2018. ManpowerGroup 2019 Second Quarter Results

Southern Europe – Q2 Revenue Growth YoY Revenue Growth - CC Revenue Growth % of Segment Revenue Average Daily Revenue Growth - CC ManpowerGroup 2019 Second Quarter Results

Northern Europe Segment (22% of Revenue) Excludes the impact of restructuring costs of $13.2M in Q2 2018 As Reported Excluding Restructuring Costs(1) Q2 Financial Highlights 15% 15% Revenue $1.2B 10% CC 10% CC 2% 36% OUP $24M 5% CC 32% CC 20 bps 70 bps OUP Margin 2.0% ManpowerGroup 2019 Second Quarter Results

Northern Europe – Q2 Revenue Growth YoY Revenue Growth - CC Revenue Growth % of Segment Revenue Average Daily Revenue Growth - CC On an organic basis, revenue for Netherlands decreased 22% or -17% in constant currency (ADR in organic constant currency is -19%). (1) ManpowerGroup 2019 Second Quarter Results

APME Segment (13% of Revenue) As Reported Q2 Financial Highlights 2% Revenue $709M 1% CC 4% OUP $28M 1% CC 10 bps OUP Margin 4.0% ManpowerGroup 2019 Second Quarter Results

APME – Q2 Revenue Growth YoY Revenue Growth - CC Revenue Growth % of Segment Revenue Average Daily Revenue Growth - CC On an organic basis, revenue for APME Other increased 11% or +16% in constant currency. (1) ManpowerGroup 2019 Second Quarter Results

Right Management Segment (1% of Revenue) Excludes the impact of restructuring costs of ($0.2M) in Q2 2018. As Reported Excluding Restructuring Costs(1) Q2 Financial Highlights 4% 4% Revenue $50M 1% CC 1% CC 13% 11% OUP $9M 12% CC 9% CC 200 bps 160 bps OUP Margin 17.9% ManpowerGroup 2019 Second Quarter Results

Cash Flow Summary – 6 Months YTD ManpowerGroup 2019 Second Quarter Results

Balance Sheet Highlights Total Debt (in millions of USD) Total Debt to Total Capitalization Total Debt Net Debt (Cash) ManpowerGroup 2019 Second Quarter Results

Interest Rate Maturity Date Total Outstanding Remaining Available Euro Notes - €500M 1.809% Jun 2026 563 - Euro Notes - €400M 1.913% Sep 2022 453 - Revolving Credit Agreement 3.40% Jun 2023 - 599 Uncommitted lines and Other Various Various 57 273 Total Debt 1,073 872 Debt and Credit Facilities – June 30, 2019 (in millions of USD) (2) (1) The $600M agreement requires that we comply with a Leverage Ratio (net Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1, in addition to other customary restrictive covenants. As defined in the agreement, we had a net Debt-to-EBITDA ratio of 0.83 and a fixed charge coverage ratio of 5.30 as of June 30, 2019. As of June 30, 2019, there were $0.5M of standby letters of credit issued under the agreement. Represents subsidiary uncommitted lines of credit & overdraft facilities, which total $329.9M. Total subsidiary borrowings are limited to $300M due to restrictions in our Revolving Credit Facility, with the exception of Q3 when subsidiary borrowings are limited to $600M. ManpowerGroup 2019 Second Quarter Results

Third Quarter 2019 Outlook Revenue Total Flat/Down 2% (Flat/Up 2% CC) Americas Up 2-4% (Up 4-6% CC) Southern Europe Up 3-5% (Up 6-8% CC) Northern Europe Down 6-8% (Down 2-4% CC) APME Down 14-16% (Down 14-16% CC) Right Management Down 1-3% (Up/Down 1% CC) Gross Profit Margin 15.9 – 16.1% Operating Profit Margin 3.5 – 3.7% Tax Rate 35.5% (+1.7% for France rate change) EPS $1.88 – $1.96 (unfavorable $0.04 currency and unfavorable $0.05 taxes) ManpowerGroup 2019 Second Quarter Results

The second quarter revenue trends were consistent with the first quarter trend on an organic constant currency basis demonstrating ongoing stabilization in Europe. There continues to be demand for our extensive portfolio of workforce solutions and services in many markets providing good opportunities for profitable growth going forward. We are making portfolio adjustments in line with our strategic priorities to drive sustainable, profitable growth and achieve our stated financial targets. We believe our commitment to upskilling our associates at scale across our countries and brands utilizing global offerings such as MyPath is unparalleled in our industry. Key Take Aways ManpowerGroup 2019 Second Quarter Results